Exhibit 10.7

ACCELERATE PARENT CORP.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Adopted October 14, 2010

1.	Purpose of the Plan.

The purpose of the Accelerate Parent Corp. Restricted Stock Plan (the “Plan”) is to promote the interests of the Company and its Affiliates and stockholders by providing the non-employee directors of the Company and its Affiliates with an appropriate incentive to encourage them to continue to serve on the Board of the Company or Affiliate and to improve the growth and profitability of the Company.

2.	Definitions.

As used in the Plan, the following capitalized terms shall have the following meanings:

“Affiliate” shall mean the Company and any of its direct or indirect subsidiaries.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean the occurrence of any of the following events after Closing: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company on a consolidated basis with its Affiliates to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than to a Majority Stockholder; (ii) the approval by the holders of the outstanding voting power of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than the Majority Stockholder) becoming the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of securities representing more than 40% of the aggregate outstanding voting power of the Company and such Person or Group actually has the power to vote such securities in any election of the Board and (B) the Majority Stockholder beneficially owning (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Company than such other Person or Group; (iv) the approval by the holders of the outstanding voting power of the Company of a reorganization, merger or consolidation of the Company, unless all or substantially all of such Persons who were beneficial owners of the outstanding shares of Common Stock immediately prior to such transaction will beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the Company; or (v) the replacement of a majority of the Board over a two-year period from the directors who constituted the members of the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved or who were nominated by, or designees of, a Majority Stockholder.

“Code” shall mean the Internal Revenue Code of 1986 and any successor statute, as amended, from time to time.

“Common Stock” shall mean a share of the Company’s Common Stock, par value $0.01.

“Company” shall mean Accelerate Parent Corp., a Delaware corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any date (1) prior to the existence of a Public Market for the Common Stock, the value per share of Common Stock as determined in good faith by the Board, taking into account the fair market value of the entire equity of the Company determined on a going concern basis as between a willing buyer and a willing seller, and taking into account any relevant factors determinative of value (based on all available information material to the value of the Company), without, however, giving effect to any discount for any lack of liquidity attributable to a lack of a Public Market, any block discount or control premiums attributable to the size of any person’s holdings of Common Stock, or any voting rights or lack thereof; or (2) on which a Public Market for the Common Stock exists, (i) closing price on such day of the Common Stock as reported on the principal securities exchange on which the Common Stock is then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of the Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith. In any case, the Fair Market Value shall be determined in accordance with the requirements of Section 409A of the Code, to the extent applicable.

“Grant” shall mean a grant of shares of Restricted Stock under the Plan evidenced by a Restricted Stock Grant Agreement.

“Grant Date” shall have the meaning set forth in Section 4.1 herein.

“Initial Public Offering” shall be deemed to occur on the effective date of the first registration statement (other than (i) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or consolidation, (ii) a registration incidental to an issuance of securities under Rule 144A under the Securities Act, (iii) a registration on Form S-4 or any successor form or (iv) a registration on Form S-8 or any successor form) filed to register at least twenty percent (20%) of the total then-outstanding Common Stock under the Securities Act.

“Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners V, L.P. and TPG Partners VI, L.P. and/or their respective affiliates.

“Management Stockholders’ Agreement” shall mean the Accelerate Parent Corp. Management Stockholders’ Agreement adopted as of June 15, 2010 between the Company, the Majority Stockholder and the Management Stockholders (as defined in the Management Stockholders’ Agreement) and attached hereto as Attachment A.

“Participant” shall mean a non-employee member of the Board to whom a Grant of Restricted Stock under the Plan has been made, and, where applicable, shall include Permitted Transferees.

“Permitted Transferee” has the meaning assigned in Section 4.4.

“Person” shall mean an individual, partnership, corporation, limited liability Partnership, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Public Market” shall be deemed to exist for purposes of the Plan if the shares of Common Stock are registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such securities in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

“Restricted Stock” shall mean shares of Restricted Stock issued to a Participant in accordance with Section 4, which shall be subject to the restrictions on Transfer provided herein and in the Management Stockholders’ Agreement and forfeiture conditions set forth in Sections 4.3 and 4.4 hereof until the applicable vesting date.

“Restricted Stock Grant Agreement” shall mean an agreement, substantially in the form of Exhibit A hereto, entered into by each Participant and the Company evidencing the Grant of Restricted Stock issued pursuant to the Plan.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Services” shall mean services as a director on the Board.

“Transfer” shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. “Transferable” and other derivations of “transfer” shall have correlative meanings.

“Vesting Date” shall have the meaning assigned in Section 4.2.

3.	Administration of the Plan.

The Board shall administer the Plan. No member of the Board shall participate in any decision that specifically affects such member’s interest in the Plan, other than decisions that affect all Participants generally.

3.1 Powers of the Board. In addition to the other powers granted to the Board under the Plan, the Board shall have the power: (a) to select the Participants to whom Grants shall be made, provided such selections are consistent with the terms of the Plan; (b) to determine the time or times when Grants shall be made and to determine the number of shares of Common Stock subject to each such Grant; (c) to prescribe the form of a Restricted Stock Grant Agreement, provided such terms and conditions are not otherwise inconsistent with the terms of the Plan; (d) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (e) to construe and interpret the Plan, such rules and regulations and all Restricted Stock Grant Agreements; (f) to make any necessary or reasonable adjustments to the Plan or Restricted Stock Grant Agreements; and (g) to make all other determinations necessary or advisable for the administration of the Plan.

3.2 Determinations of the Board. Any Grant, determination, prescription or other act of the Board shall be final and conclusively binding upon all Persons.

3.3 Indemnification of the Board. No member of the Board nor the Majority Stockholder or its employees, partners, directors or associates shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Board or is or was a Majority Stockholder or an employee, partner, director or associate thereof, to the extent such criminal or civil action or proceeding relates to the Plan.

3.4 Compliance with Applicable Law; Securities Matters. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state or non-U.S. laws. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing the shares of Common Stock pursuant to the grant of any shares of Restricted Stock, which Restricted Stock shall be evidenced by book-entry into the books and records of the Company, and may only issue such certificates in the event the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements and representations as the Board, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements (including without limitation any requirements imposed by the Management Stockholders’ Agreement).

3.5 Inconsistent Terms. In the event of a conflict between the terms of the Plan and the terms of any Restricted Stock Grant Agreement, the terms of the Plan shall govern except as otherwise provided herein.

4.	Restricted Stock.

Subject to adjustment as provided in Section 4.6 hereof, the Board may grant to Participants Restricted Stock covering, in the aggregate, no more than 750,000 shares of Common Stock. Each share of Restricted Stock represents the right to receive one share of Common Stock. To the extent that any Grant of Restricted Stock under the Plan terminates, expires or is canceled without having been settled or any shares of Common Stock are forfeited, the shares of Common Stock covered by such Restricted Stock shall again be available for Grant under the Plan.

4.1 Grant Date. The Grant Date of the Restricted Stock shall be the date designated by the Board and specified in the Restricted Stock Grant Agreement as the date on which such Restricted Stock is granted.

4.2 Vesting of Restricted Stock. Each Restricted Stock Grant Agreement shall provide the date or dates on which the Restricted Stock granted under the Plan vests (the

“Vesting Date(s)”), provided that as of the relevant date the Participant has not ceased to provide Services. Unless otherwise provided in a Participant’s Restricted Stock Grant Agreement or unless the Board determines otherwise at a later date, in the event of a Change in Control, the Vesting Date of all outstanding shares of Restricted Stock held by such Participant shall be the effective date of the Change in Control. As of the applicable Vesting Date, shares of Restricted Stock granted under the Plan shall become vested and shall cease to be subject to forfeiture as provided in Section 4.3 hereof or to be subject to restrictions on Transfer as provided in Section 4.4 hereof (it being understood that, notwithstanding the vesting of any shares of Restricted Stock, all applicable restrictions on Transfer pursuant to the Management Stockholders’ Agreement or other applicable agreement or law shall continue to apply).

4.3 Forfeiture of Restricted Stock. Unless otherwise provided in the applicable Restricted Stock Grant Agreement, if a Participant ceases to provide Services for any reason, all shares of Restricted Stock or portion thereof that has not vested as of the date of such termination shall expire and be forfeited.

4.4 Non-Transferability of Restricted Stock. No Participant may Transfer any share of Restricted Stock received by such Participant pursuant to the Plan or, prior to the Vesting Date of any such shares of Restricted Stock, the shares of Common Stock covered thereby, provided, that a Participant may Transfer his or her rights with respect to any or all of the shares of Restricted Stock held by such Participant to: (i) such Participant’s beneficiaries or estate upon the death of the Participant by will, by the laws of descent and distribution or otherwise and (ii) subject to the prior written approval of the Board and compliance with all applicable tax, securities and other laws, any trust or custodianship created by the Participant, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption) (either of (i) or (ii), a “Permitted Transferee”).

4.5 Issuance of Shares of Common Stock. On the Grant Date or as soon as possible thereafter, the Company shall issue to a Participant who receives Restricted Stock under the Plan the number of shares of Common Stock covered by such Restricted Stock and shall register such shares of Common Stock, together with the restrictions on Transfer and other conditions applicable to the Restricted Stock, on its books and in its records in the name of the Participant, provided, that no shares of Common Stock shall be issued to any Participant until such Participant agrees to be bound by the Management Stockholders’ Agreement.

4.6 Administration of Restricted Stock.

(a) Amendment of Terms of Restricted Stock. The Board may, in its absolute discretion, amend the Plan or terms of any Restricted Stock Grant; provided, that any such amendment (other than a termination as provided in subparagraph (b) below) with respect to any Restricted Stock outstanding at the time of such amendment shall not impair or adversely affect any Participant’s rights under the Plan or such Restricted Stock without such Participant’s written consent.

(b) Termination of the Restricted Stock. The Board may, at any time, without amendment to the Plan or any relevant Restricted Stock Grant Agreement, terminate any and all shares of Restricted Stock then outstanding if the Board determines in good faith that permitting the shares of Restricted Stock to remain outstanding would violate any law or regulation or require the Company to register its securities under the Securities Act or file reports under the

Exchange Act if at such time the Company is not required to do so, provided, however, that the Company, in full consideration of such termination, shall pay to Participants an amount equal to the Fair Market Value of a share of Common Stock multiplied by the number of shares of Common Stock specified in the Restricted Stock Grant Agreement, determined as of the date on which the Restricted Stock is terminated by the Board. Such payment shall be made as soon as practicable after the Fair Market Value of a share of Common Stock is determined.

(c) Termination of this Plan. The Board may at any time, in its absolute discretion, suspend or terminate this Plan. No awards may be granted during any suspension of the Plan or after the Plan has been terminated. The termination of the Plan shall not affect any previous Grants. After the Plan terminates, the function of the Board will be limited to supervising the administration of previous Grants.

4.6 Adjustment Upon Changes in Company Common Stock.

(a) Increase or Decrease in Shares of Common Stock Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the shares of Common Stock, or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company, the Board may make such adjustments as the Board deems appropriate to prevent the enlargement or dilution of rights with respect to the number of shares of Common Stock available for grant under this Plan.

(b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the stockholders of the Company receive securities of another corporation), the shares of Restricted Stock outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such share of Restricted Stock would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the shares of Restricted Stock shall not be affected by such transaction).

(c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving entity or (iv) a merger or consolidation involving the Company in which the Company is the surviving entity but the stockholders of the Company receive securities of another entity and/or other property, including cash, the Board shall, in its absolute discretion, have the power to:

(A) provide for the exchange of any shares of Restricted Stock outstanding immediately prior to such event (whether or not then vested) for shares of Restricted Stock with respect to, as appropriate, some or all of the property for which the shares of Common Stock underlying such shares of Restricted Stock is exchanged and, incident thereto, make an equitable adjustment, as determined by the Board, to the Fair Market Value of the shares of Restricted Stock, if applicable, or the number or kind of securities or amount of property subject to the shares of Restricted Stock or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the shares of Restricted Stock as the Board may consider appropriate to prevent dilution or enlargement of rights;

(B) cancel, effective immediately prior to the occurrence of such event, any shares of Restricted Stock outstanding immediately prior to such event (whether or not then vested), and in full consideration of such cancellation, pay to the Participant to whom such shares of Restricted Stock was granted an amount in cash, for each share of Common Stock subject to such Restricted Stock, equal to the product of (1) the value of securities and property (including cash) per share of Common Stock received by the stockholders of the Company as a result of such event, as determined by the Board in its absolute discretion and (2) the number of shares of Restricted Stock so cancelled that were held by the Participant; or

(C) provide for any combination of (A) or (B).

(d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 4.6 (a), (b) or (c) hereof, or the payment of a cash dividend, the Board shall, in its absolute discretion, make such adjustments in the number shares of Common Stock underlying the Restricted Stock outstanding on the date on which such change occurs or provide such other adjustments, including, without limitation, arranging for any cash dividends to be paid at the time the related shares of Restricted Stock Vest, as the Board may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

(e) No Other Rights. Except as expressly provided in the Plan or the Restricted Stock Grant Agreements evidencing the Restricted Stock, no Participant shall have any rights by reason of (i) any subdivision or consolidation of the shares of Common Stock or any other securities of any class, (ii) the payment of any distribution, any increase or decrease in the number of shares of Common Stock or (iii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or the Restricted Stock Grant Agreements evidencing the Restricted Stock, no issuance by the Company of any shares of Common Stock shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to the Restricted Stock or the Fair Market Value of the shares of Common Stock.

5.	Securities Matters.

5.1 Registration. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything hereof to the contrary, the Company shall not be obligated to cause to be issued or deliver any shares of Common Stock pursuant to this Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which such shares of Common Stock are traded. The Board may require, as a condition to the issuance or delivery of any shares of Common Stock pursuant to the terms hereof, that the recipient of such shares of Common Stock make such covenants, agreements and representations, as the Board deems necessary or advisable.

5.2 Deferral of Vesting Date or Grant. The Company may, in its sole discretion, defer the Grant Date or Vesting Date of Restricted Stock granted hereunder or the issuance or Transfer of shares of Common Stock pursuant to any Grant pending to ensure compliance under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the Grant Date or Vesting Date of Restricted Stock hereunder or the issuance or Transfer of shares of Common Stock pursuant to any Grant. Notwithstanding the preceding, no deferral of settlement under this Section shall be effective if it would cause a Grant to be subject to Section 409A of the Code.

6.    Section 409A. The Restricted Stock granted pursuant to this Plan is not intended to be subject to the requirements of Section 409A of the Code.

7.	Miscellaneous.

7.1 Effective Date. The effective date of this Plan shall be October 14, 2010.

7.2 Rights as Holders. No Participant shall have any claim or right to receive Grants under the Plan, and the Grant and issuance of shares of Restricted Stock under the Plan shall not be construed as giving a Participant any right to continue in the Service of the Company or to receive any additional Grants, or affect the right of the Company to terminate the Service of any Participant. Unless the Board determines otherwise, no notice of termination or payment in lieu thereof shall extend the period of employment for purposes of this Plan.

7.3 No Special Services Rights. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of his Services or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate Services agreement to the contrary, at any time to terminate such Participant’s Services or to increase or decrease such Participant’s compensation from the rate in existence at the time of the grant of any shares of Restricted Stock.

7.4 Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:

If to the Participant:

To the most recent address shown on records of the Company or its Affiliate.

If to the Company:

Accelerate Parent Corp.

c/o American Tire Distributors, Inc.

12200 Herbert Wayne Court, Suite 150

Huntersville, NC 28070

Attention: General Counsel

With a copy to each of:

TPG Capital, L.P.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: General Counsel

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Robert J. Raymond

7.6 Descriptive Headings. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the meaning of the terms contained herein.

7.7 Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

7.8 Governing Law. The Plan shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to the provisions thereof governing conflict of laws.